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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-90890) and related Prospectus of Allied Healthcare International, Inc. (formerly known as Transworld Healthcare, Inc.) for the registration of 23,479,157 shares of its common stock and to the incorporation by reference therein of our report dated November 19, 2001, with respect to the consolidated financial statements and schedule of Allie Healthcare International, Inc. included in (i) its Annual Report (Form 10-K) for the year ended September 30, 2001 filed with the Securities and Exchange Commission, (ii) its proxy statement/prospectus dated May 23, 2002 filed with the Securities and Exchange Commission on May 24, 2002 and (iii) the related supplement No. 1 to its proxy statement/prospectus dated July 12, 2002, filed with the Securities and Exchange Commission on July 16, 2002 under Rule 424(b) under the Securities Act of 1933.


                                                  /s/ Ernst & Young LLP

New York, New York
August 19, 2002